Exhibit 10.1

PATENT AND TECHNOLOGY LICENSE AND

PURCHASE OPTION AGREEMENT

This Patent and Technology License and Purchase Option Agreement is entered into on October [--], 2015 (“Signing Date”) by and between (i) Q BioMed Inc. (“Q Bio”) and (ii) Mannin Research Inc. (“Mannin”): Mannin and Q Bio are hereinafter also referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Mannin owns certain patent applications and other Intellectual Property (defined below);

WHEREAS, Q Bio wishes to acquire licenses to the inventions which are the subject of the Mannin patent applications, and other Intellectual Property, and Mannin is willing to grant such licenses to Q Bio on the conditions set forth herein; and

WHEREAS, Q Bio wishes to acquire an option to purchase Mannin patent applications and other Intellectual Property, and Mannin is willing to sell such an option to Q Bio on the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual obligations and covenants contained herein, the Parties have agreed as follows:

I.           Definitions.

The following capitalized terms when used in this Agreement shall have the respective meanings ascribed thereto below.  Other capitalized terms are defined elsewhere in this Agreement.

1.1           “Affiliate(s)” shall mean, with respect to a Party, any one or more legal entities (i) owned or controlled by the Party or, (ii) owning or controlling the Party, or (iii) owned or controlled by the legal entity owning or controlling the Party, but any such legal entity shall only be considered an Affiliate of a Party for as long as such direct or indirect ownership or control exists. For the purposes of this definition a legal entity shall be deemed to own or control another legal entity if more than 50% (fifty percent) of the voting stock of the latter legal entity, ordinarily entitled to vote in the meetings of shareholders of that entity (or, if there is no such stock, more than 50% (fifty percent) of the ownership of or control in the latter legal entity), is held, directly or indirectly, by the owning or controlling legal entity, or if a legal entity has the ability to appoint a majority of the board of directors of another legal entity or to hire and/or replace another legal entity’s upper management.

1.2           “Agreement” shall mean this Patent License and Purchase Option Agreement, including all its exhibits and annexes.

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 1

1.2B          “Business Day” means any day other than a Saturday, Sunday or statutory holiday in the city of Toronto, Canada or the city of New York, United States.

1.3           “Intellectual Property” or “IP” shall mean:

(i)           inventions and discoveries, whether patentable or not, all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues;

(ii)           Trade Secrets;

(iii)           to the extent not meeting the definition of Trade Secrets, other confidential information, know-how, processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists;

(iv)           published and unpublished works of authorship, whether copyrightable or not, including, without limitation, databases or other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and

(v)           all other generally recognized intellectual property or proprietary rights (excluding trademarks and similar rights in marks, names and logos).

1.4           “Mannin IP” shall mean IP exclusively owned by Mannin as it relates to discoveries  and indications that are related to Ang1, Ang2, Tie2, the Tie2 mechanism of action, including all improvements to “Mannin IP” made after the Closing.

1.5           “Mannin Patents” shall mean the patent applications listed on Exhibit A and any new patent application encompassing an invention comprising Mannin IP; and any patent that issues therefrom together with any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such patents, certificates and applications, any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, provisional filings, parent applications, renewals, substitutions, confirmations, registrations and revalidations of or to any of the foregoing, and any foreign counterparts of any of the foregoing.

1.6           “Mannin Product” shall mean any Product developed as it relates to discoveries  and indications that are related to Ang1, Ang2, Tie2, the Tie2 mechanism of action, made or commercialized by or for Mannin or its Affiliates in any country or territory in the world (or any component or subsystem thereof).

1.6           “Mannin Assets” shall mean the collective addition Mannin IP (section 1.4), Mannin Patent (Section 1.5), and Mannin Product (1.6) to Ang1, Ang2, Tie2, the Tie2 mechanism of action, made or commercialized by or for Mannin or its Affiliates in any country or territory in the world (or any component or subsystem thereof).

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 2

1.7           “Principal Market” means (i) any national exchange on which the Common Stock is traded, and if none (ii) the NASDAQ, and if not (iii) the OTCQB of the OTC Markets Group Inc., and if not (iv) the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

1.8           “Product(s)” shall mean any device, instrument, diagnostic, therapeutic, product, drug, consumable, system, application, or service.

1.9           “Royalty Reporting Form” shall mean a written statement in the form as attached hereto as Exhibit C signed by a duly authorized officer on behalf of Q Bio.

1.10          “Technology” shall mean any technical information, know-how, processes, procedures, methods, formulae, protocols, techniques, software, computer code (including both object and source code), documentation, works of authorship, data, designations, designs, devices, prototypes, substances, components, inventions (whether or not patentable), mask works, ideas, trade secrets and other information or materials, in tangible or intangible form, as it relates to discoveries, inventions, and indications that are related to Ang1, Ang2, and Tie2, and mechanism of actions involving the Tie2 signaling pathway.

1.11          “Third Party” shall mean any entity, person or government entity other than a Party or an Affiliate of a Party.

1.12          “Trade Secret” shall mean information and know-how to the extent that such information or know-how (a) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets may include, but is not limited to confidential information, know-how, processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists that meet the foregoing definition.

1.13          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 3

1.14           “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.

II.           License and Option

2.1           License of Mannin IP. Subject to the terms and conditions of this Agreement and in exchange for Q Bio’s payment of the Initial Cash Payment and Initial Stock Payment (each, as defined herein), Mannin hereby grants to Q Bio and its present and future Affiliates, effective as of the Closing, a worldwide, exclusive, perpetual (subject to Section 2.5 of this Agreement) and transferable (subject to Section 12 of this Agreement) license (with the right to sublicense through one or multiple tiers solely as set forth in this Agreement) under Mannin IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products.

2.2           Transfers of Mannin IP. Without the prior written consent of Q Bio, Mannin shall not sell, assign or otherwise transfer ownership in any of the Mannin IP, or licenses to an Affiliate or a Third Party. In the event that Q Bio provides such consent and Mannin sells, assign or otherwise transfers ownership in any of the Mannin IP or licenses to an Affiliate or a Third Party, Mannin shall explicitly stipulate that the rights and licenses granted to Q Bio and its present and future Affiliates pursuant to this Agreement shall remain in force and any transfer or assignment not so construed shall be null and void. An identical obligation shall be imposed by Mannin on the acquirer, including the obligation to impose the same on every subsequent acquirer or assignee.

2.3           Option to Purchase Mannin IP, Mannin Patents, and Mannin Product. At the Closing, Mannin grants Q Bio an option to purchase the Mannin IP (the “Option”) for the Option Purchase Price (as defined herein).  Q Bio may only exercise the Option when the Cash Investment (as defined herein) totals a minimum of $4,000,000.  Q Bio may exercise the Option by providing written notice of its decision of to exercise the Option to Mannin. **** (****) Trading Days after it has provided such notice to Mannin, Q Bio shall deliver the Option Purchase Price to Mannin and promptly following receipt of funds, Mannin shall deliver to Q Bio all documents reasonably required by Q Bio to assign and transfer the Mannin IP and, for any Technology that is not Mannin IP and is instead licensed to Mannin, Mannin shall, assign such licenses to Q Bio where the foregoing is permitted under the terms of such license.  This exclusive option will expire **** (****) years after the date of the signing of this Agreement.

2.4           [INTENTIONALLY LEFT BLANK]

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 4

2.5

(a)           Reversion of License/Ownership. Subject to the continuing royalty payments found in Section 3.4 of this Agreement, and to the Mutual Performance Schedule (Schedule 2.5), all rights, title and interest in the Mannin IP and other Technology shall automatically revert to Mannin (and Q Bio shall take all steps and measures to give effect to the foregoing) in the event that: (i) Q Bio fails to exercise the option found in Section 2.3 of this Agreement; (ii) the Cash Investment is less than $4,000,000 and does not enable the initiation of POC trials within **** (****) years after the date hereof; (iii) Q Bio materially breaches any payment obligation in Section 3.2 of this Agreement; (iv) this Agreement is terminated; and/or (v) Q Bio fails to continue making diligent and commercially reasonable efforts to progress the Mannin IP on a commercial pathway and/or fails to continue making commercially reasonable efforts to monetize the Mannin IP in those territories where a market or commercial opportunities exists in regards to same. Q Bio’s cash investment at the point of reversion, shall be repaid by way of  the royalty found in section 3.4, or converted into Mannin common stock using a valuation based on the price of the common stock in terms of the last subscription of Mannin common stock, at Q Bio’s discretion.

III.           Consideration

3.1           Closing. Subject to the terms and conditions hereof, the consummation of the sale of the Mannin Patents or, alternatively, the coming into effect of the licenses granted hereunder (the “Closing”) will take place at 10:00 a.m. (EST) on the third (3rd) Business Day following the date on which all of the conditions set forth in Section 7 have been satisfied or waived (other than any such conditions that by their terms or nature cannot be satisfied until the Closing Date, which conditions shall be required to be so satisfied or waived on the Closing Date), unless another time and/or date is agreed to in writing by Mannin and Q Bio (the “Closing Date”). The Closing shall be held at the offices of Sanders Ortoli Vaughn-Flam Rosenstadt LLP at 501 Madison Avenue, New York, NY, USA, unless another place is agreed to in writing by the Parties hereto.

3.2           License Purchase Price. In exchange for the license granted in Section 2.1 hereof and the Option, Q Bio shall pay to Mannin 1,200,000 shares of its common stock pursuant to the following schedule:

(i)           200,000 shares of common stock upon Closing (the “Initial Stock Payment”);

(ii)          1,000,000 shares of common stock upon the successful Phase 1 trial proof of concept results (“POC Stock Payment”). A successful Phase 1 proof of concept trial is defined as a completed Phase 1 Clinical where pre-determined endpoints, for the efficacy portion of the proof of concept study, are successfully achieved thereby making a progression to a Phase 2 trial possible (“POC”).

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 5

From the time each of the Initial Stock Payment and POC Stock Payment are issued, the shares of common stock underlying each issuance shall be held in escrow at SOVR Law and restricted from transfer pursuant to the terms of a lock-up agreement, the form of which is attached hereto as Exhibit D (the “Lock-Up Agreement.

3.3          Cash Raise. At the Closing, Q Bio shall make a cash payment of $50,000 to Mannin (the “Initial Cash Payment”) to help fund the costs of developing the MAN-01 for Glaucoma.  Q Bio shall make continuing diligent and good faith efforts to fund the development of MAN-01 for Glaucoma, up to the First-in-Human/Proof-of-Concept Phase I Clinical Stage of Development currently estimated to require $6,000,000 in funds.  Q Bio shall make continuing diligent and good faith efforts to fund of a minimum of $3,950,000 to provide for the costs of developing the MAN-01 for Glaucoma, and Q Bio shall provide such other other assets as Q Bio and Mannin deem appropriate, and agreed to in writing between both parties (any such funds provided by Q Bio to Mannin or on behalf of Mannin, the “Cash Investment”).

3.4           Royalty.

(a) Subject to Section 3.4(b), in exchange for all Stock Payments and all Cash Payments, in the event of a reversion of the licensed or assigned rights in the Mannin IP and of the licensed rights in the Technology originally licensed to Mannin, Mannin shall pay to Q Bio a royalty in all income derived from the Mannin Products or Mannin IP that shall be equal to (i) ****% until such time that that the aggregate of royalties paid to Q Bio exceeds **** the aggregate of all Cash Investment paid by Q Bio and (ii) in the event that the aggregate Cash Payments equal or exceed $**** as of the date of reversion, ****% thereafter in perpetuity.

(b) Within thirty (30) calendar days following the end of the each calendar quarter after the Closing, Mannin shall submit to Q Bio (even in the event that no royalties are due) a Royalty Reporting Form, duly completed by an authorized officer of Mannin, together with any payments due under this Section.

3.5           Option Purchase Price.  Subject to the last sentence of this Section 3.5, the “Option Purchase Price” shall equal USD$30,000,000 less the market value of the Initial Stock Payment and POC Stock Payment. Such market value shall be determined by multiplying (a) the number of Initial Stock Payment shares and POC Stock Payment shares by (b) the VWAP for Q Bio’s common stock for the five (5) Trading Days immediately following the exercise of the Option. Q Bio may pay the Option Purchase Price, at its sole election, in cash, shares of Common Stock of Q Bio (the value of each share being the VWAP for Q Bio’s common stock for the five (5) Trading Days following the exercise of the Option) or a combination thereof. Any shares of Q Bio common stock that are issued as part of the Option Purchase Price shall be subject to the same lock up provisions as set out in the Lock-Up Agreement. However, in no event shall the Option Purchase Price if paid in shares of common stock of Q Bio when combined with the Initial Stock Payment and POC Stock Payment exceed ****% of the Q Bio common stock issued and outstanding at the date the Option is exercised.

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 6

3.6           Wiring Instructions. All payments by Q Bio to Mannin under this Agreement shall be made by wire to the account designated by Mannin in writing.

3.7           Late Payments. Any cash amounts not paid when due under this Agreement shall automatically accrue interest from the date when due until actually paid at a rate equal to the sum of **** percent (****%) plus the prime rate of interest quoted in the Wall Street Journal (West Coast edition) calculated daily on the basis of a 365-day year, or if such edition is unavailable, a similar reputable data source; provided, however, that in no event shall such rate exceed the maximum annual interest rate permitted under applicable law. For clarity, accrual of interest on late payments will be in addition to any other remedy available in regards to the party in breach of its payment obligation.

3.8           Taxes. In the event that the governmental authorities of any country imposes any withholding taxes on payments made hereunder and requires the payor to withhold such tax from such payments, the payor may reduce the payment due by the amount of such tax. In such event, the payor shall promptly provide the payee with tax receipts issued by the relevant tax authorities and with reasonable assistance in obtaining any credits for, and reductions to or exemptions from, such amounts.

3.09           Records. Mannin shall (and shall ensure that its Affiliates and their respective licensees and sub-licensees, as applicable) maintain complete, true and accurate books of accounts and records reasonably sufficient for the purpose of determining the payments to be made to Q Bio under this Agreement for at least three (3) years following the end of the calendar quarter to which they pertain. Mannin shall provide Q Bio or its agents access to such documents upon at least ten (10) Business Days’ prior written notice during normal business hours and in such a manner as not to interfere unduly with normal business activities and provided further that any Q Bio agent first execute a confidentiality agreement in favour of Mannin which includes obligations, restrictions and other requirements comparable to those of this Agreement.

IV.           Representation, Warranties and Covenants

4.1           Mannin. Mannin hereby represents and warrants or covenants (as the case may be) as follows:

(i)           Ownership of Mannin IP.  Mannin represents and warrants that: (A) it is the owner of all of the Mannin IP and it has good and valid title to the Mannin Patents;  (B) Mannin owns the Mannin IP free and clear of any liens, security interests, licenses, charges, encumbrances, equities, claims or similar restrictions; and (C) Mannin is not a party to and is not bound by any agreement or understanding (whether written, oral, express or implied) relating to any of the Mannin IP, and there is no agreement, understanding, judgment, order or decree to which any of the Mannin IP is subject.

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 7

(ii)           No Infringement.  Mannin represents and warrants, that to its actual knowledge, without having undertaken any searches or investigations and without having made any inquiries: (A) none of the Mannin IP infringes or conflicts with any proprietary right or other right of any person, and neither the use of any of the Mannin IP; (B) the manufacture, use or sale of any of Technology will not infringe or conflict with any proprietary right or other right of any person; (C) there is no claim pending or threatened against Mannin or any other person alleging that any of the Mannin IP, or the use of any of the Mannin IP or the manufacture, use or sale of any of Technology, infringes or conflicts with, or will infringe or conflict with, any proprietary right or other right of any person, and there is no basis for the assertion of any such claim; (D). there is no existing or potential infringement of any of the Mannin IP; or (E) no application for a potentially interfering patent has been filed, and no potentially interfering patent has been issued.

(iii)           Trade Secrets.  Mannin represents and warrants that, to its actual knowledge, without having undertaken any searches or investigations and without having made any inquiries: (A) no part of the Trade Secrets is part of the public knowledge or literature; and (B) Mannin has taken all measures and precautions necessary to protect the secrecy, confidentiality and value of the Trade Secrets.

(iv)           Non-contravention.  Mannin represents and warrants that (A) neither the execution and delivery of this Agreement nor the performance of this Agreement will result (with or without notice or lapse of time) in (i) a violation of any judgment, order or decree to which Mannin is subject; (ii) a breach or violation of any agreement or understanding (whether oral, written, express or implied) to which Mannin is a party or by which Mannin is bound; or (iii) the termination of, or the imposition of any lien, security interest, license, charge, encumbrance, equity, claim, restriction, tax or assessment on or with respect to, any of the Mannin IP; and (B) no consents of, or notice to, any third party is required for Mannin to execute and deliver this Agreement.

(v)           No Bankruptcy Proceedings.  Mannin represents and warrants that it has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (iii) suffered the appointment of a receiver to take possession of all or any portion of its assets, (iv) suffered the attachment or judicial seizure of all or any portion of its assets, (v) admitted in writing to any one or more of its lenders or trade creditors its inability to pay its debts as they come due nor (vi) made an offer of settlement, extension or composition to its creditors generally.

(vi)           IP protection.  Between the Closing and the actual transfer of the files related to the Mannin IP, Mannin shall use commercially reasonable efforts to preserve its ownership of the Mannin IP and shall not, directly or indirectly, sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of or grant a lien on any Mannin IP, or amend or modify any existing agreements with respect to any Mannin IP.

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 8

(vii)          Securities Regulation Matters.  Mannin understands that the shares of common stock that it is to receive under this Agreement have not been registered under the US Securities Act of 1933 (the “US Securities Act”), as amended, and may not be resold unless an exemption from resale is available thereunder.  Any shares issued hereunder will bear a restrictive legend to that effect, and such legend will not be removed until Q Bio has received an opinion from legal counsel that it reasonably approves that such shares may be resold without violating the US Securities Act.  Mannin understands that it may now, or in the future, be deemed to be an “affiliate” of Q Bio (as such term is defined under the US Securities Act) and the consequences of being deemed an affiliate of Q Bio.

(viii)          Validity; Enforcement - Mannin represents and warrants that this Agreement has been duly and validly authorized, executed and delivered on behalf of Mannin and constitutes the legal, valid and binding obligations of Mannin enforceable against Mannin in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ix)           Good Standing. Mannin represents and warrants that it is an entity duly organized, validly existing and in good standing under the laws of the Province of Ontario with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(x)           Cooperation. Mannin agrees to use commercially reasonable efforts to provide Q Bio with access to all resources available to it, including any personnel related to the Technology and the Mannin IP and its development. Mannin will use commercially reasonable efforts to procure the assistance of Dr. George N. Nikopoulos, CEO of Mannin, and Dr. Susan Quaggin, Chief Scientific Officer of Mannin, to provide assistance as Q Bio may reasonably request in terms of the development of the assets contemplated herein and to raise the capital required via corporate presentations to investor and scientific meetings. Except where otherwise set out in this Agreement, Mannin shall use commercially reasonable efforts to assist and cooperate with Q Bio in doing, all things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby. For clarity, when used in this Section 4.1(x), the requirement to provide assistance or to cooperate is wholly incidental to Q Bio’s underlying obligations and ultimate responsibilities under this Agreement and the foregoing does not impose any financial obligation on Mannin (nor require it to expend sum or money, incur any cost or assume any financial obligation).

(xi)           [INTENTIONALLY LEFT BLANK]

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 9

(xii)           Use of Cash Investment.  Mannin shall ensure that all funds provided in the Cash Investment are used to develop the MAN-01 for Glaucoma or as otherwise mutually agreed to by Q Bio and Mannin.

4.2           Q Bio hereby represents and warrants, or covenants (as the case may be) as follows:

(i)           Non-contravention.  Neither the execution and delivery of this Agreement nor the performance of this Agreement will result (with or without notice or lapse of time) in (i) a violation of any judgment, order or decree to which Q Bio is subject or (ii) a breach or violation of any agreement or understanding (whether oral, written, express or implied) to which Q Bio is a party.

(ii)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Q Bio and constitutes the legal, valid and binding obligations of Mannin enforceable against Q Bio in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

 (iii)           Good Standing. Q Bio is an entity duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(iv)           Issuance of Securities

. The issuance of the Common Stock of Q Bio under this Agreement has been duly authorized and upon issuance of such Common Stock in accordance with the terms of the this Agreement, such Common Stock shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, and is in compliance with all applicable United States securities laws and regulations.

(v)           Equity Capitalization

.  As of the date hereof, the authorized capital stock of Q Bio consists of (i) 250,000,000 shares of Common Stock, of which, 8,375,002 are issued and (ii) 100,000,000 shares of blank check preferred stock, of which, none are issued and outstanding.

(vi)           Cooperation. Except where otherwise set out in this Agreement, Q Bio shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with Mannin in doing, all things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby.

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 10

(vii)           Bankruptcy. Q represents and warrants that it has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (iii) suffered the appointment of a receiver to take possession of all or any portion of its assets, (iv) suffered the attachment or judicial seizure of all or any portion of its assets, (v) admitted in writing to one or more of its lenders or trade creditors its inability to pay its debts as they come due nor (vi) made an offer of settlement, extension or composition to its creditors generally.

(viii)           Arm’s Length Transaction. The terms and provisions of this Agreement were negotiated at arm’s length and are fair, reasonable and consistent with existing market conditions. The transactions contemplated by this Agreement are not being entered into by Q Bio with the intention of hindering, delaying or defrauding any of Q Bio’s current or future creditors.

(ix)           Management. Q Bio shall use commercially reasonable efforts to have each of Dr. George N. Nikopoulos and Dr. Susan Quaggin appointed to its Advisory Board on the date of Closing or as soon as possible thereafter.  Upon the exercise of the Option, Q Bio shall use commercially reasonable efforts to have a representative of Mannin appointed to the Q Bio Board of Directors, and Dr. Nikopoulos would join the management of Q Bio, to development of the Mannin IP and MAN-01 for Glaucoma.

V.           Non-Competition.

Unless there is reversion of rights, title and interest in Mannin IP and, if applicable, other Technology pursuant to Section 2.5 of this Agreement, Mannin shall not directly or indirectly develop, manufacture, distribute, sell or market any Mannin Products for the treatment of Glaucoma or related to the MAN-01 molecule that would compete with the Mannin Products licensed hereunder.

VI.            Intellectual Property Management

6.1           Reimbursement and Control.  Mannin will have the first right to prepare, file, prosecute, or otherwise handle the rights to the Mannin IP with prior advice and comment from Q Bio. Mannin shall pay all costs and expenses associated with the filing, prosecution and maintenance of the Mannin Patents.  Prior to any transfer of the Mannin IP to Q Bio, Mannin shall pay for any costs and expenses associated with the Mannin Patent incurred by Q Bio.  In the event that the Mannin decides to abandon certain IP within the Mannin IP, Mannin shall so inform Q Bio no less than sixty (60) days prior to knowingly taking the action or knowingly failing to act, which would cause such abandonment of rights. Should Q Bio choose to continue the prosecution or maintenance of all or a part of said IP, Q Bio may choose to pay the cost of such activity and if so, Mannin shall take all commercially reasonable steps to convey such intellectual property to Q Bio.

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Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 11

6.2           Enforcement. If either Party becomes aware of a third party infringement of any unexpired claim within the Mannin IP, that Party will promptly notify the other Party with written notice. Q Bio shall have the first right, but not the obligation, to prosecute in its own name and at its own expense any infringement of the Mannin IP. If Q Bio elects to commence an infringement action, Q Bio shall bear all expenses related to such action and, Mannin at its option, may join as a party to such action. Regardless of whether Mannin joins as a party, Q Bio shall control such action, and Mannin shall, within reason, cooperate fully with Q Bio in connection with any such action provided any reasonable out-of-pocket expense incurred by Mannin in providing such cooperation will be paid by Q Bio. Recoveries or reimbursements  from infringement actions commenced  by Q Bio shall be distributed as follow: (i) the Parties shall be reimbursed litigation expenses, including but not limited to reasonable attorneys' fees; (ii) as to ordinary damages, Q Bio shall receive an amount equal to its lost profits or a reasonable royalty on the sales of the infringer's product (whichever measure of damages the court shall have applied) and shall be included towards calculations for royalty determination  for payment to Q Bio;  and (iii) any remaining recoveries or reimbursements shall be paid **** (****%) to Q Bio and **** percent (****%) to Mannin. If Q Bio decides not to prosecute infringement of any Mannin IP, Mannin reserves the right, without obligation, to prosecute such infringement, in which roles and returns stated above in this paragraph shall be reversed.

6.3           Patent Term Extension. Mannin shall consult with Q Bio in selecting the patent covering each Product for patent term extension for or supplementary protection certificate under in accordance with the applicable laws of any country. Each Party agrees to execute any documents and to take any additional actions as the other Party may reasonably request in connection therewith.

6.4           Patent Marking. To the extent commercially feasible, Mannin will mark all Products that are manufactured or sold under this Agreement with the number of each issued patent within the Patent Rights that cover such Product(s).  Any such marking will be in conformance with the patent laws and other laws of the country of manufacture or sale.

6.5           Defense. Q Bio will have the first right, but not the obligation, to take any measures deemed appropriate by Q Bio, regarding (a) challenges to the Mannin Patents (including interferences in the U.S. Patent and Trademark Office and oppositions in foreign jurisdictions) and (b) defense of the Mannin Patent (including declaratory judgment actions) and/or other Mannin IP. Mannin shall reasonably cooperate in any such measures if requested to do so by Q Bio, provided any reasonable out-of-pocket expense incurred by Mannin in providing such cooperation will be paid by Q Bio.

6.6           Third Party Litigation. In the event a third party institutes a suit against Mannin for patent infringement involving a Product or Mannin IP, Mannin will promptly inform Q Bio and keep Q Bio regularly informed of the proceedings.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 12

VII.            Conditions to Closing

7.1           Closing Conditions. The obligation of Q Bio to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by Q Bio:

(i)           Representations and Warranties. Each of the representations and warranties of Mannin set forth in this Agreement shall be true and correct in all material respects of the Closing Date as though made on and as of the Closing Date. Each of the representations and warranties of Mannin set forth in this Agreement that is qualified by materiality shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date and each of the other representations and warranties of Mannin set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, subject to the continued application of such other qualifications in terms of such representations and warranties.

(ii)           Agreements and Covenants. Mannin shall have performed or complied in all material respects with each obligation, agreement and covenant to be performed or complied with by it under this Agreement on or prior to the Closing.

(iii)           No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, nor shall any proceeding brought by any person seeking any of the foregoing be pending, and there shall not be any action taken, or any law or order enacted, entered, enforced or deemed applicable to transactions contemplated hereby, which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated.

(iv)           Officer’s Certificate. Mannin shall have delivered to Q Bio a certificate of Mannin executed by an executive officer of Mannin, dated as of the Closing, the form of which is attached hereto as Exhibit E, certifying that, to its actual knowledge after having made reasonable inquiries of its directors and officers and key personnel, the conditions set forth in Sections 7.1(i), 7.1(ii) and 7.1(iii) have been satisfied.

(v)           Cooperation Agreements. Mannin shall provide Q Bio with agreements from each of Dr. George N. Nikopoulos and Dr. Susan Quaggin, the form of which are attached hereto as Exhibit F, stating that for so long as such person is an officer, director, employee or consultant of Mannin or its Affiliate that such person agrees to provide such assistance and cooperation, in its capacity as officer, director, employee or consultant of Mannin or its Affiliate, as contemplated under this Agreement as well as assist wherever possible to raise the capital required via corporate presentations to investor and scientific meetings, provided any reasonable out-of-pocket expense incurred by Mannin in providing such cooperation will be paid by Q Bio.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 13

(vi)           Mannin has delivered to Q Bio a duly executed copy of the Lock-Up Agreement.

(v)           Legal Opinions, Blaney McMutry LLP, counsel to Mannin, shall have delivered to Q Bio a legal opinion as to due authorization.

7.2           Conditions to Closing by Mannin. The obligation of Mannin to effect the Closing shall be subject to the reasonable satisfaction at or prior to the Closing of the following conditions, unless waived in writing by Mannin:

(i)            Representations and Warranties. Each of the representations and warranties of Q Bio set forth in this Agreement shall be true and correct in all material respects of the Closing Date as though made on and as of the Closing Date. Each of the representations and warranties of Q Bio set forth in this Agreement that is qualified by materiality shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date and each of the other representations and warranties of Q Bio set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, subject to the continued application of such other qualifications in terms of such representations and warranties.

(ii)           Agreements and Covenants. Q Bio shall have performed or complied in all material respects with each obligation, agreement and covenant to be performed or complied with by it on or prior to the Closing Date under this Agreement on or prior to the Closing Date.

(iii)           Officer’s Certificate. Q Bio shall have delivered to Mannin a certificate of Q Bio executed by an officer of Q Bio, dated as of the Closing Date, the form of which is attached hereto as Exhibit G, certifying that, to its actual knowledge after having made reasonable inquiries of its directors and officers and key personnel, the conditions set forth in Sections 7.2(i) and 7.2(ii) have been satisfied.

(iv)           Delivery of Consideration. Q Bio shall have made, or shall make simultaneous with Closing, the Initial Cash Payment and the Initial Stock Payment to Mannin.

VIII.           Indemnification

8.1           Without in any way limiting any of the rights or remedies otherwise available to any of Q Bio, its Affiliates and their respective directors, officers, agents and employees (the “Q Bio Indemnitees”), Mannin shall indemnify and hold harmless each Q Bio Indemnitee against and from any damages finally awarded against such Q Bio Indemnitee and any cost award made against such Q Bio Indemnity in regards to any legal proceeding relating to allegations that Q Bio’s use and/or commercialization of the Mannin IP as permitted under this Agreement constitutes willful infringement any third party rights in Canada or the United States, provided the foregoing will not apply where the freedom to operate opinion failed to disclose a third party patent that has been infringed or did in fact disclose such patent but the parties nevertheless agreed to move forward irrespective of same.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 14

8.2           Without in any way limiting any of the rights or remedies otherwise available to any of Mannin, its Affiliates and their respective directors, officers, agents and employees (the “Mannin Indemnitees”), Q Bio shall indemnify and hold harmless each Mannin Indemnitee against and from any damages finally awarded against such Mannin Indemnitee and any cost award made against such Mannin Indemnitee in regards to any unauthorized use or commercialization of the Mannin IP, any modification to and/or improvement of the Mannin IP by Bio Q, or any breach of Bio Q’s confidentiality obligations under this Agreement.

8.3           Procedures. The Party requesting indemnification (“Indemnitee”) shall give prompt written notice to the Party required to provide indemnification (“Indemnifying Party”) of any Third Party Claim, with respect to which indemnification may be required under this Section 11, provided, however, that failure to give notice shall not impair the obligation of the Indemnifying Party to provide indemnification hereunder except if and to the extent that failure materially impairs the ability of the Indemnifying Party successfully to defend the Third Party Claim. The Indemnifying Party shall be entitled to assume the defense and control of any Third Party Claim at its own cost and expense, but the Indemnitees shall have the right to be represented by its own counsel at its own cost in such matters. The Indemnitees shall provide all reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense of any Third Party Claim hereunder. Neither Party shall settle or dispose of any Third Party Claim in any manner which would adversely impact the rights or interests of the other Party under this Agreement without the other Party’s prior written consent, without limiting the application of the royalty-stacking provisions of Section 3.4.

IX.           Term and Termination

9.1           Term. This Agreement shall be effective as of the Closing Date, and shall remain in force until the later of (a) ten years or (b) the expiration date of the last to expire Mannin Patent (the “Term”).

9.2           Termination by Mannin. Mannin shall have no right to terminate this Agreement under any circumstances, except in the event that Q Bio fails to satisfy its payment, funding, share issuance and/or confidentiality obligations under this Agreement,  Q Bio has received written notice of such failure to pay and Q Bio has not cured such failure to pay or contested the duty to pay within thirty (30) days of Q Bio’s receipt of such written notice (in which case Mannin may terminate this Agreement upon written notice to Q Bio).

9.3           Termination by Q Bio.  Q Bio shall have no right to terminate this Agreement under any circumstances, except in the event that Q Bio elects not exercise the Option and Mannin breaches any material term of this Agreement that is not cured within thirty (30) days of such breach.

9.4           [INTENTIONALLY LEFT BLANK]

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 15

9.5           Termination shall not release either Party from any payment or other obligation that has accrued as of the effective date of the termination. Without limiting the generality of the foregoing, each Party shall pay the other, within thirty (30) days after such termination, amounts equal to all reimbursable expenses, patent royalties, milestone payments and other payments of whatever nature which are then owed to such Party hereunder.

9.6           Survival. The Sections 2.5, and 8 through 15 of this Agreement shall survive the termination or the expiration of this Agreement for any reason and in all circumstances. Without limitation to the foregoing, all licenses and sublicenses granted under this Agreement will forthwith terminate upon termination of this Agreement.

X.           Confidentiality.

10.1           Definition. “Confidential Information” shall mean all non-public written, visual, oral and electronic data and information disclosed by one Party (“Discloser”) to the other Party (“Recipient”) under this Agreement that relates to the Discloser’s business, technology, products, processes, techniques, research, development and marketing and is marked as confidential or proprietary or disclosed under circumstances reasonably indicating that it is confidential or proprietary. All Confidential Information (including without limitation all copies, extracts and portions thereof) shall remain the property of Discloser. Except as expressly agreed otherwise by the Parties, Recipient does not acquire any intellectual property rights under any disclosure hereunder except the limited right to use such Confidential Information in accordance with this Agreement.

10.2           Restrictions. Recipient shall hold all Confidential Information of Discloser in strict confidence and shall not disclose any such Confidential Information to any Third Party except as expressly provided in this Section. Recipient may disclose the Confidential Information of Discloser only to regulatory authorities and employees, agents, contractors, Affiliates and actual and potential licensees and sublicensees (solely to the extent, in the case of any such licensee or sublicensee, such Confidential Information to be disclosed is licenseable or sublicenseable to such licensee or sublicensee), in all such cases who have a reason to know such information for purposes of Recipient’s performance of its obligations or exercise of its rights under this Agreement and (except with respect to regulatory authorities) who are bound in writing by restrictions regarding disclosure and use at least as protective of Discloser as the terms and conditions in this Agreement. Recipient shall not use any Confidential Information of Discloser for the benefit of itself or any third party or for any purpose other than to perform its obligations and exercise its rights under this Agreement. Recipient shall take at least the same degree of care that it uses to protect its own confidential and proprietary information and materials of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of the Confidential Information of Discloser.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 16

10.3           Scope. The foregoing restrictions on disclosure and use shall not apply with respect to any Confidential Information of Discloser to the extent such Confidential Information: (a) was or becomes publicly known through no wrongful act or omission of the Recipient or its Affiliates and their respective employees, agents and representatives; (b) was rightfully known by Recipient before receipt from Discloser; (c) becomes rightfully known to Recipient from a source other than Discloser without breach of a duty of confidentiality to Discloser or its Affiliates or any Third Party having indirectly received or obtained such information from Recipient or its Affiliates; or (d) is independently developed by Recipient without the use of or access to the Confidential Information of Discloser. In addition, Recipient may use or disclose Confidential Information of Discloser to the extent (i) approved by Discloser in writing or (ii) Recipient is legally compelled to disclose such Confidential Information, provided, however, that prior to any such compelled disclosure, if possible, Recipient shall give Discloser reasonable advance notice of any such disclosure and shall cooperate with Discloser, at Discloser’s cost, in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of such Confidential Information.

10.4           Terms of this Agreement. The Parties acknowledge the confidential nature of this Agreement and, except to the extent provided in this Agreement, neither Party shall disclose the existence or the contents of this Agreement without obtaining the prior approval of the other Party in writing, save as required by applicable law (including as required by the United States Securities and Exchange Commission) or by either Party in connection with the enforcement of its rights hereunder or on a confidential basis to actual and potential investors or acquirors and legal counsel who are bound by obligations of confidentiality at least as restrictive as those set forth in this Agreement. Any breach by either Party of any of its confidentiality obligations under this Article 15 shall not affect any right or remedy to which the non-breaching Party would be entitled at law absent this Agreement. Mannin acknowledges that Q Bio will publicly file a copy of this Agreement with the U.S Securities and Exchange Commission.  In such filing, Q Bio will use reasonable efforts to obtain confidential treatment of those portions of this Agreement that it deems as sensitive to Mannin and Q Bio.

10.5           Press Releases. Notwithstanding any other provision of this Section, Q Bio and Mannin may, with prior written consent of the other Party, issue press releases acknowledging that Q Bio and Q Bio Affiliates are licensed under the Licensed Patents, provided that the terms of this Agreement are not disclosed. Each Party agrees to the issuance of the proposed press release attached as Exhibit B. Each Party may disclose any information in such press release (or any subsequent mutually agreed press release or other public announcement) without the additional consent of the other Party.

10.6           Disclosures of Terms to Certain Third Parties. Notwithstanding any other provision of this Section 10.6, Q Bio shall be entitled to disclose the existence of this Agreement and the amount of the payment to be made to any Third Party with which Q Bio has (or in the future may have) an agreement, arrangement, understanding, or relationship which permits Q Bio or the Third Party to seek payment or reimbursement, in whole or in part, of any portion of any of the payments to be made. Before disclosing any information related to this Agreement to such a Third Party, including but not limited to Q Bio customers and suppliers meeting the foregoing description, Q Bio shall obtain agreement from the Third Party that the disclosure shall be on a confidential basis and that the disclosed information shall not be provided to anyone outside of the Third Party, other than its outside legal counsel.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 17

10.7           Limitation of Liability. Except for a breach of Article 10 (Confidentiality), neither Party shall be liable to the other Party, its employees, directors, shareholders, agents for any indirect or consequential, incidental, punitive or special, damages (including but not limited to damages for business interruption or for personal injury) arising out of or in connection with this Agreement, even if the other Party has been advised of the possibility of such damages. To the extent either Party is liable to the other Party for any claims arising out of or in connection with this Agreement, such liability shall be limited to the greater of (a) the amounts owed or paid by Q Bio pursuant to Sections 3.2, 3.3, and 3.5 and (b) USD 25 Million.

XI.           Notices.

Any notice required under this Agreement to be sent by either Party shall be given in writing by means of a letter or facsimile directed:

If to Q Bio:

Q BioMed Inc.
c/o Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Ave.
New York, N.Y. 10022
Attn:           Denis Corin
Email: dcorin@qbiomed.com

With a copy to:

Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Ave.
New York, N.Y. 10022
Attn:           William Rosenstadt
Email: wsr@sovrlaw.com

If to Mannin:

Mannin Research Inc.
125 Danforth Avenue, Suite 200
Toronto, Ontario M4K 1N2
info@mannin.ca
(416) 306-2853

 or such other address as may have been specified in writing by either Party to the other. Notice shall be conclusively deemed to have been duly given (a) when hand delivered to another Party; (b) when sent by email, with receipt confirmation, to the address set forth above if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; or (c) the next business day after deposit with an international overnight courier service, postage prepaid, addressed to the applicable Party as set forth above with next business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 18

XII.           No Assignment

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective Affiliates, successors and assigns. This Agreement shall not be assignable by either Party, in whole or in part to any Third Party (subject to Q Bio’s termination rights under Article 13), except that either Party may assign or transfer this Agreement, without consent, to (a) an Affiliate or subsidiary company of that Party or (b) a purchaser of all or substantially all of such Party’s assets to which this Agreement relates or (c) a successor to such Party’s business to which this Agreement relates through any merger, consolidation or reorganization; provided in each case that the entity to whom this Agreement is assigned agrees in writing to be bound by the terms and conditions hereof and that the assignor remains liable for any breach of this Agreement by the assignee or any subsequent assignee.

XIII.           Independent Contractors.

The Parties are and intend to remain independent contractors. Nothing in this Agreement shall be construed as an agency, joint venture or partnership between the Parties.

XIV.           Applicable Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of New York, without regard or reference to its conflicts of law rules or principles.  Any dispute between the Parties in connection with this Agreement (including any question regarding its existence, validity or termination) shall be submitted exclusively to the federal and state courts located in New York County, New York.  Each party hereto submits to the jurisdiction of the federal and state courts located in New York County, New York for the purpose of litigating any dispute arising under this Agreement.

XV.           Miscellaneous

15.1           Force Majeure. If for reasons of Force Majeure, as hereinafter defined, any Party fails to comply with its obligations hereunder other than the payment of money, such failure shall not constitute breach of contract, provided, however, that such Party shall give the other Party prompt written notice of the failure to perform and the reason therefor and uses its reasonable efforts to limit the resulting delay in its performance. For the purpose of this Section, “Force Majeure” shall mean acts of God; war; civil commotion; destruction of production facilities or materials; fire, earthquake or storm; labor disturbances or strikes; failure of public utilities or common carriers and any other similar causes beyond the reasonable control of any party.

15.2           Severability. If any of the provisions of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, such finding shall not invalidate the remainder of this Agreement which shall remain in full force and effect as if the provision(s) determined to be invalid or unenforceable had not been a part of this Agreement. In the event of such finding of invalidity or unenforceability, the Parties will endeavor to substitute forthwith the invalid, or unenforceable provision(s) by such effective provision(s) as will most closely correspond with the original intention of the provision(s) so voided.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 19

15.3           Entire Understanding. This Agreement and any attachments hereto constitute a single, integrated written contract expressing the entire agreement of the Parties with respect to the subject matter hereof and shall not be modified, supplemented, or repealed except by a writing signed by each of the Parties. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any Party, except as specifically set forth in this Agreement. All prior discussions, written communications, agreements and negotiations with respect to the subject matter hereof have been merged and integrated into and are superseded by this Agreement. Specifically, with respect to the subject matter hereof, this Agreement supersedes that certain Letter Of Intent, dated September 15, 2015 between the Parties.

15.4           Waiver. No waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement by any other Party shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Neither the failure nor the delay of either Party to enforce any provision of, or right or remedy under, this Agreement shall constitute a waiver of such provision, right or remedy or of the right of each Party to enforce each and every provision of this Agreement. Any waiver of this Agreement must be in writing.

15.5           [INTENTIONALLY LEFT BLANK]

15.6           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each executed counterpart may be delivered by way of facsimile and e-mail communication.

15.7           Headings. The headings and captions used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.

15.8           Dollars.  All references in this Agreement to “$” or “dollars” are to U.S. dollars.

XVI.           Specific Performance.

The rights and remedies of the parties hereto shall be cumulative. The transactions contemplated by this Agreement are unique transactions and any failure on the part of any party to complete the transactions contemplated by this Agreement on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause the other parties hereto irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the parties hereto for a breach or threatened breach of this Agreement, the parties shall be entitled to seek specific performance of this Agreement and seek an injunction restraining any such party from such breach or threatened breach.

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 20

AS WITNESS, the Parties have caused this Patent and Technology License and Purchase Option Agreement to be signed on the date first written above.

Q BIOMED INC.

______________________
Name:
Title:

MANNIN RESEARCH INC.

______________________
Name:
Title:

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 21

Schedule 2.5

Mutual Performance

Mannin and Q Bio agree, there is a mutual responsibility to cooperate and use commercially reasonable efforts to meet the program milestones, as given in the “Program Milestones and Timelines” set forth below. The “Program Milestones and Timelines” are to be reviewed, modified if necessary, and agreed to on a quarterly basis by representatives from Mannin and Q Bio.

Mannin and Q Bio agree that changes in the funding environments may result in changes to the funding schedules, and therefore changes to the MAN-01 for Glaucoma research program.  Furthermore, it is understood that the MAN-01 for Glaucoma research program may result in delays or modifications to plan that would alter the targeted performance dates.

It is understood, that if the “Program Milestones and Timelines” are not met during the time between the quarterly reviews of the program, by either Mannin or Q Bio, the following process will take place:

1. A meeting to review the current “Program Milestones and Timelines” to determine feasibilityand discuss modifications to be mutually agreed upon by Q Bio and Mannin.

2. If no resolution or modification to the existing “Program Milestones and Timelines” and bothMannin and Q Bio are in agreement that no resolution can be found, the “reversion” section ofthe Agreement would take effect.

Program Milestones and Timelines

Q Bio shall continue to use diligent and good faith efforts to fund the development of the MAN-01 program for Glaucoma.  The MAN-01 funding schedule for the current Program Milestones and Timelines:

1. Within 14 days post-Closing, $50,000

2. Within 60 days post- Closing, a cumulative total of $200,000

3. By March 31, 2016, a cumulative total of ****

4. By December 31, 2016, a cumulative total of ****

5. By December 31, 2017, a cumulative total of ****

6. By December 31, 2018, a cumulative total of ****

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with “****” at the exact place where material has been omitted.

Exhibit 10.1, 22

Mannin Research is expected, on a commercially reasonable basis, to meet developmental milestones, as currently given in the Program Milestones and Timelines:

1. Lead Candidate Identification

-A molecule to inhibit VE-PTP activation, or to activate Tie2 in a similar fashion as the inhibitor

-Scheduled to be completed in ****

2. Initiation of GLP Toxicology, CMC, and Regulatory

-Scheduled to be begin in ****

3. Submission of IND application to FDA

-Scheduled to occur in ****

4. Approval of IND application to FDA

-Scheduled to be materially completed by the end of ****

5. Initiation of First-In-Human clinical trial

-Scheduled to begin in ****

6. Completion of FIH-POC Clinical Trials

-Target completion of **** to ****

*
Confidential treatment has been requested for certain portions of this Exhibit. The confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been marked with

Exhibit 10.1, 23